EXHIBIT 10.1

[FORM]

Option No.:	2005 — _____________________________________	Grant:	___________________________________________

Optionee:	___________________________________________	Exercise Price:	___________________________________________

Date of Grant:	___________________________________________

COAST FINANCIAL HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”), made on the      day of             , 200    , by and between Coast Financial Holdings, Inc., a Florida corporation (the “Corporation”) and                      (the “Optionee”).

1. Grant of Option. Subject to terms and conditions of this Agreement and those set forth in the Coast Financial Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”), the Corporation, with the approval and at the direction of its Board of Directors, hereby grants to Optionee an option (the “Option”) to purchase from the Corporation a total of                      (            ) shares of common stock, $5.00 par value per share (“Common Shares” or “Shares”), of the Corporation, at the Exercise Price set forth in this Agreement. The Shares that may be purchased upon the exercise of the Option are sometimes referred to in this Agreement as the “Option Shares”. Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Plan.

2. Exercise Price. The Exercise Price of the Option is $                     per Option Share, which price is 100% of the Fair Market Value [or 110% for a 10% stockholder], or par value, if greater than the Fair Market Value, of the Common Shares on the Date of Grant.

3. Terms of the Option.

(a) Type of Option. The Option is intended to be an incentive option within the meaning of Section 422 of the Internal Revenue Code to the maximum extent permitted by the Code. However, as long as the Code shall provide, to the extent that the Fair Market Value, as of the Date of Grant, of the Common Shares for which this Option becomes exercisable for the first time by the Optionee during the calendar year exceeds $100,000, the portion of the Option that is in excess of the $100,000 limitation shall be treated as a Nonqualified Stock Option.

(b) Exercise Period. Subject to Section 3(c) of this Agreement, during the period commencing on the Date of Grant and terminating ten (10) years after the Date of Grant (the “Exercise Period”), the Option may be exercised with respect to all or a portion of the Option Shares (in full Shares) to the extent that the Option has not previously been exercised in accordance with the following vesting schedule (“Vesting Schedule”):

(i) during the period commencing on the Date of Grant and ending on                      , 200    , the Option may be exercised up to cumulative maximum of 33.33% of the Option Shares;

(ii) during the period commencing on the                      , 200     and ending on                     , 200    , the Option may be exercised up to a cumulative maximum of 66.67% of the Option Shares; and

(iii) commencing on                      , 200    , the Option may be exercised in full.

(c) Termination of Employment; Change of Control. Notwithstanding the provisions of Section 3(b) of this Agreement:

(i) Termination Of Employment By Reason Of Death. If the Optionee’s employment with the Corporation or its Subsidiaries terminates due to the death of the Optionee, then for a period of one year from the date of such death or until the end of the Exercise Period, whichever is shorter, the Option may be exercised to the extent that the Optionee was entitled to exercise same under the Vesting Schedule at the time of death.

(ii) Termination Of Employment By Reason Of Disability. If the Optionee’s employment with the Corporation or its Subsidiaries terminates by reason of a permanent and total disability of the Optionee, as determined by the Committee under the Plan, then for a period of one year from the date of such termination of employment or until the end of the Exercise Period, whichever is shorter, the Option may be exercised to the extent that the Optionee was entitled to exercise same under the Vesting Schedule at the time of such termination; provided, however, that if the Optionee should die during such one year period, the unexercised portion of the Option shall thereafter be exercisable, but only to the extend that Optionee was entitled to exercise same under the Vesting Schedule at the time of termination referenced to in this Section 3(c)(ii), for a period of one year from the date of such death or until the end of the Exercise Period, whichever is shorter. If this Option is exercised after the expiration of the exercise period that apply for purposes of Section 422 of the Code, this Option shall thereafter be treated as a Nonqualified Stock Option under the Plan.

(iii) Termination Of Employment By Reason Of Retirement. If the Optionee’s employment with the Corporation or its Subsidiaries terminates by reason of normal or late retirement of the Optionee under any retirement plan of the Corporation or its Subsidiaries, then for a period of three months from the date of such termination of employment or until the end of the Exercise Period, whichever is shorter, the Option may be exercised to the extent that the Optionee was entitled to exercise same under the Vesting Schedule at the time of such termination; provided, however, that if the Optionee should die during such three month period, the unexercised portion of the Option shall thereafter be exercisable, but only to the extent that the Optionee was entitled to exercise same under the Vesting Schedule at the time of termination referenced to in this Section 3(c)(iii), for a period of one year from the date of such death or until the end of the Exercise Period, whichever is shorter. If this Option is exercised after the expiration of the exercise period that apply for purposes of Section 422 of the Code, this Option shall thereafter be treated as a Nonqualified Stock Option under the Plan.

(iv) Other Termination Of Employment. Except as otherwise provided in Section 3(c)(vi) of this Agreement, if the Optionee’s employment with the Corporation or its Subsidiaries terminates for any reason other than death, disability, or retirement covered by Sections 3(c)(i), (ii), or (iii) of this Agreement, then, for a period of three months from the date of such termination of employment or until the end of the Exercise Period, whichever is shorter, the Option may be exercised to the extent that the Optionee was entitled to exercise under the Vesting Schedule at the time of such termination; provided, however, that the Optionee was not involuntarily terminated by the Corporation for Cause. If the Optionee should die during such three month period, then for a period of one year from the date of death or until the end of the Exercise Period, whichever is shorter, the Option may be exercised to the extent that the Optionee was entitled to exercise same under the Vesting Schedule at the time of termination referenced in this Section 3(c)(iv). Following the Optionee’s termination of employment covered by this Section 3(c)(iv), no additional vesting of the Option shall occur under the Vesting Schedule.

(v) Termination Of Employment For Cause. Notwithstanding any other provision of this Agreement and except as provided in Section 3(c)(vi), if the Optionee’s employment with the Corporation or its Subsidiaries is involuntarily terminated by the Corporation or any Subsidiary for Cause, the Option shall terminate immediately and shall be null and void as of the time of such termination of employment. As of the time of termination of employment for Cause, the Option will no longer be exercisable and no Option Shares may be purchased thereunder by the Optionee, and the provisions of Section 6.10(d) of the Plan shall control the procedures governing any exercise of the Option prior to such termination for which no Option Shares have yet been delivered to the Optionee.

(vi) Change of Control. In the event of a Change of Control, subject to the provisions of the Plan, the Option may be exercised in full, without regard to the Vesting Schedule, following such a Change of Control until the end of the Exercise Period. In the event of a termination of employment of the Optionee following a Change of Control, the Option shall not be terminated as a result of a termination of employment covered by Sections 3(c)(i) through 3(c)(v) of this Agreement and the Option shall continue to be exercisable in accordance with the original terms of this Agreement, except in the case of (A) the Optionee’s death, then the Option shall be exercisable only for a period of one year from the date of death or the end of the Exercise Period, whichever is shorter, or (B) the Optionee’s termination for Cause in which case the unexercised portion of this Option shall be governed by the provisions set forth in Section 3(c)(v) of this Agreement.

4. Method of Exercise.

(a) Notice of Exercise. In order to exercise any portion of this Option, the Optionee shall notify the Corporation in writing of the election to exercise the Option and the number of Option Shares in respect of which the Option is being exercised. Such notice shall be delivered to the Secretary of the Corporation and shall be accompanied with the Exercise Price payable in the manner set forth in Section 4(b) below. The date specified in Optionee’s notice as the date of exercise of the Option shall be deemed to be the Date of Exercise; provided, that, such date is at least five (5) days after the giving of such notice and that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date. Otherwise, the Date of Exercise shall be the date on which all conditions for issuance of Option Shares have been satisfied and such Option Shares have been issued by the Corporation. The certificate or certificates for Shares as to which the Option has been exercised shall be registered in the name of the Optionee.

(b) Payment of Exercise Price. The Exercise Price for the Option Shares to be purchased upon exercise of an Option, in whole or in part, shall be paid to the Corporation in full on or before the Date of Exercise. The Exercise Price shall be paid by Optionee in cash or by check deemed acceptable to the Committee [Optional: Include provisions for cashless exercise or payment with unrestricted Common Shares].

(c) Failure to Pay or Accept Delivery. If the Optionee fails to pay for any of the Option Shares specified in its notice to exercise or fails to accept delivery thereof, the Optionee’s right to purchase such Option Shares may be terminated by the Committee.

5. Restrictions on Exercise. This Option may not be exercised if the issuance of the Option Shares upon such exercise or the method of payment of consideration for such Option Shares would constitute a violation of any applicable federal or state securities law or any other law or regulation. As a condition to the exercise of this Option, the Corporation may require the Optionee to make any representation or warranty to the Corporation at the time of exercise of the Option as in the opinion of legal counsel for the Corporation may be required by any applicable law or regulation, including those representations and warranties set forth in Section 13.1 of the Plan. Accordingly, the stock certificates for the Option Shares issued upon exercise of this Option may bear appropriate legends restricting transfer, if necessary.

6. Sale of Common Shares Upon Exercise of Option. Except as provided in Section 5 of this Agreement, Common Shares acquired pursuant to the exercise of this Option shall not be subject to any restrictions or transferability under the Plan. The undersigned hereby acknowledges that a transfer or other disposition of such Shares by the Optionee (other than by will or the laws of descent and distribution) may not qualify for favorable tax treatment under Section 421(a) of the Code if such transfer or other disposition shall occur before the expiration of the later of: (a) the two year period commencing on the Date of Grant of the Option, or (b) the one year period commencing on the Date of Exercise of the Option.

7. Non-Transferability of Option. Except as otherwise provided by the Plan, this Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs, and successors of the Optionee.

8. Adjustments Upon Changes in Capitalization or Merger. In the event of changes in the capitalization or organization of the Corporation (including, without limitation, a stock split or a stock dividend) or, if the Corporation is a party to a merger or other corporate reorganization, the number of Shares covered by this Option shall be adjusted in accordance with the provisions of Section 4.4 of the Plan.

9. Term of Option. Unless modified, extended, or renewed in accordance with Article XI of the Plan, this Option may not be exercised after the expiration of the Exercise Period and may be exercised during such term only in accordance with the Plan and the terms of this Option.

10. Amendment of Option. The Board of Directors or the Committee may amend the Option and Plan at anytime, subject only to the limitations set forth in Articles X and XI of the Plan and by applicable law.

11. Not Employment or Consulting Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or service of the Corporation (or continue as a consultant of the Corporation). This is not an employment or consulting contract.

12. Income Tax Withholding. The Optionee authorizes the Corporation to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option. Furthermore, in the event of any determination that the Corporation has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, the Optionee agrees to pay the Corporation the amount of any such deficiency in cash within five (5) days after receiving a written demand from the Corporation to do so, whether or not Optionee is an employee of the Corporation at that time.

13. Notice. Any notice to the Corporation provided for in this Agreement shall be delivered to the Secretary of the Corporation at the executive offices located at 2412 Cortez Road West, Bradenton, Florida 34207, and any notice to the Optionee shall be delivered to the Optionee at the current address shown on the records of the Corporation. Any notice shall be deemed to be duly given (i) three business days after deposit into the U.S. Mails by registered or certified mail if and when properly addressed, postage prepaid, or (ii) on the date delivered if and when hand delivered to the appropriate address as determined above.

14. Incorporation by Reference. The Option is granted, and the Option Shares will be issued, pursuant to the Plan, the terms and conditions of which are incorporated herein by reference, and the Options and this Agreement shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

15. Governing Laws. The validity, construction, interpretation, and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of Florida.

[Signatures on Next Page]

COAST FINANCIAL HOLDINGS, INC.,
a Florida corporation

By:
Name:	Brian P. Peters
Title:	President & CEO

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the Plan.

Dated:	OPTIONEE:
Printed Name

Signature

Signature Page to 2005 Incentive Stock Option Agreement

[FORM]

NOTICE OF EXERCISE

OF INCENTIVE STOCK OPTION

The undersigned holder of an Incentive Stock Option to purchase Common Shares (“Shares”) of Coast Financial Holdings, Inc., a Florida corporation (the “Corporation”), hereby elects to purchase, pursuant to the provisions of the Coast Financial Holdings, Inc. 2005 Stock Incentive Plan (the “2005 Plan”) and the Incentive Stock Option Agreement, dated                      , 20     (the “ISO Agreement”), by and between the Corporation and the undersigned, the following number of such Shares                      (            ); and requests that a stock certificate for such Shares be issued in the name of, and delivered to                      ,whose address is                                          ; and further requests, if the number of Shares transferred are not all the Shares that may be acquired pursuant to the unexercised portion of this Incentive Stock Option, that a new Incentive Stock Option of like tenor for the remaining Shares that may be acquired pursuant to the ISO Agreement be issued and delivered to the undersigned.

Any capitalized term not defined herein shall have the meaning ascribed to such term in the 2005 Plan.

The undersigned hereby elects to pay the exercise price for the Shares in the manner set forth herein (check the applicable box):

☐	Pursuant to Section 4(b) of the ISO Agreement, tenders payment by cash or by wire transfer in immediately available funds in the amount of $ for Shares and $ for the taxes applicable thereto.

☐	Pursuant to Section 4(b) of the ISO Agreement, tenders payment by check acceptable to the Bank in same-day funds in the amount of $ for Shares and $ for the taxes applicable thereto.

[Optional: Include provisions for cashless exercise or payment with unrestricted Common Shares]

Dated:	, 20

Printed Name:
Signature:
Address:

(Signature must conform in all respects to the name of holder as specified in the ISO Agreement.)

1